INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement of Eldorado Artesian Springs, Inc. on Form S-8 of our report dated May 2, 1997 for the year ended March 31, 1997, appearing in Form 10-KSB of Eldorado Artesian Springs, Inc., filed with the Securities and Exchange Commission on June 27, 1997.



                                       /s/ Ehrhardt Keefe Steiner & Hottman PC
                                           Ehrhardt Keefe Steiner & Hottman PC

May  18,  1998
Denver,  Colorado